Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

July 23, 2008

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolitt@generaldynamics.com

General Dynamics Reports Strong Earnings, Backlog Growth in Second Quarter 2008

– EPS from continuing operations increases 26 percent

– Sales, earnings and operating margins increase company-wide

– Full-year EPS guidance increased

FALLS CHURCH, Va. — General Dynamics (NYSE: GD) today reported second-quarter 2008 earnings from continuing operations of $641 million, or $1.60 per share on a fully diluted basis, compared with 2007 second-quarter earnings from continuing operations of $518 million, or $1.27 per share fully diluted. Revenues grew to $7.3 billion in the quarter, a 10.8 percent increase over second-quarter 2007 revenues of $6.6 billion. Net earnings were equal to earnings from continuing operations of $641 million.

Cash

Net cash provided by operating activities in the quarter totaled $1 billion. Free cash flow from operations, defined as net cash provided by operating activities from continuing operations less capital expenditures, was $910 million for the period, or 142 percent of net earnings.

For the first half of 2008, net cash provided by operating activities was $1.5 billion, while free cash flow from operations was $1.3 billion.

Margins

Company-wide operating margins for the second quarter of 2008 increased 110 basis points over the second quarter of 2007, to 12.6 percent.

Backlog

The company’s funded backlog grew by approximately $5.2 billion or 12.9 percent in the second quarter of 2008, on strong orders for new aircraft in the Aerospace group, as well as demand for tanks, combat vehicles, tactical communications systems and information technology services. Compared to first-quarter 2008, company-wide total backlog grew by 11.2 percent.

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Taxes

The company’s 2008 second-quarter financial results include a $35 million benefit from the favorable settlement of a tax-refund suit; this factor increased earnings by approximately 9 cents per share in the quarter.

Operational Highlights

Sales, earnings and operating margins increased in all four General Dynamics business groups in the second quarter. The Combat Systems group experienced increased sales in its armored vehicle and tank programs compared to the year-ago period and significant margin growth. New-aircraft volume in the Aerospace group, increased shipbuilding activity in Marine Systems and continued strong demand for tactical communications and computing systems in the Information Systems and Technology sector also contributed to the overall strong performance.

“General Dynamics’ performance continued to be strong in the second quarter of 2008,” said Nicholas D. Chabraja, chairman and chief executive officer. “Sales, earnings and operating margins increased in all four business segments compared to the year-ago period, cash generation was exceptionally strong and the robust backlog suggests continued healthy demand for the products and services of each business area.

“Growth in the Aerospace backlog is a reflection of continued demand for the entire existing product line and extremely strong demand for the new Gulfstream G650. We are very pleased to see this interest in the new plane and view that as an indicator of Gulfstream’s ability to anticipate and exceed its customers’ product expectations.

“On the basis of these results and a clearer sense of what the remainder of 2008 will bring, we expect full-year 2008 earnings from continuing operations to be in the range of $6.00 to $6.05 per share, fully diluted,” Chabraja said.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 84,600 people worldwide and reported $27.2 billion in revenue in 2007. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and mission-critical information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

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Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter securities analyst conference call, scheduled for 11:30 a.m. Eastern Time on Wednesday, July 23, 2008. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 3 p.m. July 23 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 16780091. The phone replay will be available from 3 p.m. July 23 until midnight July 30, 2008.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Second Quarter		Variance
	2008	2007	$	%
NET SALES	$7,303	$6,591	$712	10.8%
OPERATING COSTS AND EXPENSES	6,382	5,831	(551)

OPERATING EARNINGS	921	760	161	21.2%

Interest, Net	(12)	(21)	9
Other, Net	—	1	(1)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	909	740	169	22.8%

Provision for Income Taxes	268	222	(46)

EARNINGS FROM CONTINUING OPERATIONS	$641	$518	$123	23.7%

Discontinued Operations, Net of Tax	—	(5)	5

NET EARNINGS	$641	$513	$128	25.0%

EARNINGS PER SHARE — BASIC
Continuing Operations	$1.61	$1.28	$0.33	25.8%
Discontinued Operations	$—	$(0.01)	$0.01

Net Earnings	$1.61	$1.27	$0.34	26.8%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	398.5	405.1

EARNINGS PER SHARE — DILUTED
Continuing Operations	$1.60	$1.27	$0.33	26.0%
Discontinued Operations	$—	$(0.01)	$0.01

Net Earnings	$1.60	$1.26	$0.34	27.0%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	401.8	408.9

Exhibit A

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months		Variance
	2008	2007	$	%
NET SALES	$14,308	$12,891	$1,417	11.0%
OPERATING COSTS AND EXPENSES	12,526	11,450	(1,076)

OPERATING EARNINGS	1,782	1,441	341	23.7%

Interest, Net	(31)	(47)	16
Other, Net	3	2	1

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,754	1,396	358	25.6%

Provision for Income Taxes	540	438	(102)

EARNINGS FROM CONTINUING OPERATIONS	$1,214	$958	$256	26.7%

Discontinued Operations, Net of Tax	(1)	(11)	10

NET EARNINGS	$1,213	$947	$266	28.1%

EARNINGS PER SHARE — BASIC
Continuing Operations	$3.04	$2.36	$0.68	28.8%
Discontinued Operations	$—	$(0.03)	$0.03

Net Earnings	$3.04	$2.33	$0.71	30.5%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	399.6	405.4

EARNINGS PER SHARE — DILUTED
Continuing Operations	$3.01	$2.34	$0.67	28.6%
Discontinued Operations	$—	$(0.03)	$0.03

Net Earnings	$3.01	$2.31	$0.70	30.3%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	402.8	409.2

Exhibit B

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Second Quarter		Variance
	2008	2007	$	%
NET SALES:
AEROSPACE	$1,329	$1,208	$121	10.0%
COMBAT SYSTEMS	2,015	1,712	303	17.7%
MARINE SYSTEMS	1,394	1,272	122	9.6%
INFORMATION SYSTEMS AND TECHNOLOGY	2,565	2,399	166	6.9%

TOTAL	$7,303	$6,591	$712	10.8%

OPERATING EARNINGS:
AEROSPACE	$240	$199	$41	20.6%
COMBAT SYSTEMS	282	191	91	47.6%
MARINE SYSTEMS	127	112	15	13.4%
INFORMATION SYSTEMS AND TECHNOLOGY	292	269	23	8.6%
CORPORATE	(20)	(11)	(9)	(81.8)%

TOTAL	$921	$760	$161	21.2%

OPERATING MARGINS:
AEROSPACE	18.1%	16.5%
COMBAT SYSTEMS	14.0%	11.2%
MARINE SYSTEMS	9.1%	8.8%
INFORMATION SYSTEMS AND TECHNOLOGY	11.4%	11.2%
TOTAL	12.6%	11.5%

Exhibit C

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months		Variance
	2008	2007	$	%
NET SALES:
AEROSPACE	$2,608	$2,302	$306	13.3%
COMBAT SYSTEMS	4,012	3,280	732	22.3%
MARINE SYSTEMS	2,772	2,529	243	9.6%
INFORMATION SYSTEMS AND TECHNOLOGY	4,916	4,780	136	2.8%

TOTAL	$14,308	$12,891	$1,417	11.0%

OPERATING EARNINGS:
AEROSPACE	$476	$372	$104	28.0%
COMBAT SYSTEMS	541	365	176	48.2%
MARINE SYSTEMS	249	210	39	18.6%
INFORMATION SYSTEMS AND TECHNOLOGY	552	519	33	6.4%
CORPORATE	(36)	(25)	(11)	(44.0)%

TOTAL	$1,782	$1,441	$341	23.7%

OPERATING MARGINS:
AEROSPACE	18.3%	16.2%
COMBAT SYSTEMS	13.5%	11.1%
MARINE SYSTEMS	9.0%	8.3%
INFORMATION SYSTEMS AND TECHNOLOGY	11.2%	10.9%
TOTAL	12.5%	11.2%

Exhibit D

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PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	June 29, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and equivalents	$2,740	$2,891
Accounts receivable	2,962	2,874
Contracts in process	4,505	4,337
Inventories	1,672	1,621
Other current assets	569	575

Total Current Assets	12,448	12,298

Noncurrent Assets:
Property, plant and equipment, net	2,546	2,472
Intangible assets, net	920	972
Goodwill	8,986	8,942
Other assets	1,189	1,049

Total Noncurrent Assets	13,641	13,435

Total Assets	$26,089	$25,733

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term debt and current portion of long-term debt	$172	$673
Accounts payable	2,115	2,318
Customer advances and deposits	3,776	3,440
Other current liabilities	2,643	2,733

Total Current Liabilities	8,706	9,164

Noncurrent Liabilities:
Long-term debt	2,117	2,118
Other liabilities	3,082	2,683
Commitments and contingencies

Total Noncurrent Liabilities	5,199	4,801

Shareholders’ Equity:
Common stock	482	482
Surplus	1,255	1,141
Retained earnings	12,313	11,379
Treasury stock	(2,545)	(1,881)
Accumulated other comprehensive income	679	647

Total Shareholders’ Equity	12,184	11,768

Total Liabilities and Shareholders’ Equity	$26,089	$25,733

Exhibit E

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PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months Ended
	June 29, 2008	July 1, 2007
Cash Flows from Operating Activities:
Net earnings	$1,213	$947
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	146	132
Amortization	67	75
Stock-based compensation expense	50	41
Excess tax benefit from stock-based compensation	(24)	(26)
Deferred income tax provision	26	53
Discontinued operations, net of tax	1	11
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(83)	(186)
Contracts in process	(163)	(188)
Inventories	(73)	(100)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(207)	(159)
Customer advances and deposits	548	417
Other current liabilities	(27)	(54)
Other, net	(18)	(36)

Net Cash Provided by Operating Activities from Continuing Operations	1,456	927
Net Cash Used by Discontinued Operations — Operating Activities	(5)	(8)

Net Cash Provided by Operating Activities	1,451	919

Cash Flows from Investing Activities:
Purchases of available-for-sale securities	(1,247)	(48)
Sales/maturities of available-for-sale securities	1,186	42
Capital expenditures	(200)	(166)
Business acquisitions, net of cash acquired	(66)	(299)
Proceeds from sale of assets, net	30	93
Other, net	1	(1)

Net Cash Used by Investing Activities	(296)	(379)

Cash Flows from Financing Activities:
Purchases of common stock	(660)	(153)
Repayment of fixed-rate notes	(500)	—
Dividends paid	(257)	(210)
Proceeds from option exercises	89	102
Excess tax benefit from stock-based compensation	24	26
Other, net	(2)	(115)

Net Cash Used by Financing Activities	(1,306)	(350)

Net (Decrease)/Increase in Cash and Equivalents	(151)	190
Cash and Equivalents at Beginning of Period	2,891	1,604

Cash and Equivalents at End of Period	$2,740	$1,794

Exhibit F

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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Second Quarter 2008		Second Quarter 2007
Non-GAAP Financial Measures:
Free Cash Flow from Operations:	Quarter	Year-to-date	Quarter	Year-to-date
Net Cash Provided by Operating Activities from Continuing Operations	$1,025	$1,456	$405	$927
Capital Expenditures	(115)	(200)	(113)	(166)

Free Cash Flow from Operations (A)	$910	$1,256	$292	$761

Return on Invested Capital:
Earnings from Continuing Operations	$2,336		$1,861
After-Tax Interest Expense	93		100
After-Tax Amortization Expense	94		104

Net Operating Profit after Taxes	2,523		2,065
Average Debt and Equity	14,143		12,839

Return on Invested Capital (B)	17.8%		16.1%

Other Financial Information:
Return on Equity (C)	20.4%		19.0%
Debt-to-Equity (D)	18.8%		26.3%
Debt-to-Capital (E)	15.8%		20.8%
Book Value per Share (F)	$30.66		$26.19
Total Taxes Paid	$475		$339
Company Sponsored Research and Development (G)	$124		$95
Employment	84,600		82,900
Sales Per Employee (H)	$342,900		$311,600
Shares Outstanding	397,327,979		405,623,702

(A)	The company’s management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company’s ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The company uses free cash flow from operations to assess the quality of its earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities from continuing operations.
(B)	The company’s management believes return on invested capital is a measurement that is useful to investors, because it reflects the company’s ability to generate returns from the capital it has deployed in its operations. The company uses ROIC to evaluate investment decisions and as a performance measure in evaluating management. The company defines ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by the company’s average equity during that period.
(D)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(E)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(F)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(G)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.
(H)	Sales per employee is calculated by dividing net sales for the latest 12-month period by the company’s average number of employees during that period.

Exhibit G

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BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Second Quarter 2008
AEROSPACE	$18,195	$634	$18,829	$2,309	$21,138
COMBAT SYSTEMS	10,611	3,263	13,874	2,610	16,484
MARINE SYSTEMS	8,899	3,239	12,138	2,167	14,305
INFORMATION SYSTEMS AND TECHNOLOGY	7,531	2,950	10,481	10,348	20,829

TOTAL	$45,236	$10,086	$55,322	$17,434	$72,756

First Quarter 2008
AEROSPACE	$11,802	$650	$12,452	$926	$13,378
COMBAT SYSTEMS	11,116	3,171	14,287	2,292	16,579
MARINE SYSTEMS	9,552	3,056	12,608	2,272	14,880
INFORMATION SYSTEMS AND TECHNOLOGY	7,582	2,838	10,420	9,142	19,562

TOTAL	$40,052	$9,715	$49,767	$14,632	$64,399

Second Quarter 2007
AEROSPACE	$9,427	$708	$10,135	$964	$11,099
COMBAT SYSTEMS	10,712	2,131	12,843	1,785	14,628
MARINE SYSTEMS	8,290	4,376	12,666	236	12,902
INFORMATION SYSTEMS AND TECHNOLOGY	6,980	1,971	8,951	8,031	16,982

TOTAL	$35,409	$9,186	$44,595	$11,016	$55,611

*	The estimated potential contract value represents management’s estimate of the company’s future contract value under indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts. Because the value in the IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

Exhibit H

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SECOND QUARTER 2008 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

General Dynamics received the following significant contract orders during the second quarter of 2008:

Combat Systems

•	$139 from the Canadian government for Optimized Weapons Systems Support for the Wheeled Light Armoured Vehicle (WLAV). This contract has a potential value of approximately $370.

•	$116 from the U.S. Army for long-lead materials to reset 204 M1A1 Abrams Integrated Management (AIM) main battle tanks.

•	Combined orders worth $88 from the Army to continue performing contractor logistics support for the Stryker program.

•	$58 from the Army for long-lead materials for the production of Stryker Infantry Carrier Vehicle and Nuclear, Biological and Chemical Reconnaissance Vehicle variants.

Marine Systems

•	$132 from the U.S. Navy for Post Shakedown Availability (PSA) work for six Virginia-class submarines.

•	$100 from the Navy to purchase long-lead materials for the 12th T-AKE combat-logistics ship.

Information Systems and Technology

•	$116 to build the spacecraft for NASA’s Landsat Data Continuity Mission.

•	Combined orders totaling $115 under the Common Hardware/Software III program, bringing the total contract value to approximately $1.3 billion.

•

$114 to develop and integrate the maritime and fixed-site joint tactical radio capabilities and provide information assurance services for the Airborne, Maritime and Fixed Site (AMF) Joint Tactical Radio System (JTRS). The contract has a potential value of over $150.

•	$77 to provide life-cycle contractor support and training support for the Warfighter Field Operations Customer Support (FOCUS) program. This contract has a potential value of approximately $2 billion.

Exhibit I

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AIRCRAFT DELIVERIES (UNAUDITED)

	Second Quarter		Six Months
	2008	2007	2008	2007
GREEN (UNITS):
LARGE AIRCRAFT	22	20	44	39
MID-SIZE AIRCRAFT	17	16	32	27

TOTAL	39	36	76	66

COMPLETIONS (UNITS):
LARGE AIRCRAFT	24	20	44	40
MID-SIZE AIRCRAFT	16	16	32	26

TOTAL	40	36	76	66

PRE-OWNED:
UNITS	1	3	2	5

SALES (millions)	$8	$22	$17	$43
OPERATING EARNINGS (millions)	$1	$—	$2	$2

AEROSPACE MARGINS
EXCLUDING PRE-OWNED ACTIVITY	18.1%	16.8%	18.3%	16.4%

Exhibit J

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